UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 04, 2026

ACRES Commercial Realty Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 RXR Plaza
Uniondale, New York		11556
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 535-0015

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange
7.875% Series D Cumulative Redeemable Preferred Stock	ACRPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Expected Completion of Merger and Internalization

ACRES Commercial Realty Corp. (the “Company”) expects to complete its previously disclosed Merger (as defined below) and Internalization (as defined below) transactions on August 6, 2026 (the “Expected Closing Date”). On April 29, 2026, the Company and ACRES Holdings Sub LLC (“Merger Sub”), a subsidiary of the Company, on the one hand, and ACRES Capital Corp (“ACC”) and ACRES Capital LLC, a subsidiary of ACC and the external manager of the Company (the “Manager”), on the other hand, entered into an Agreement and Plan of Merger (the “Merger Agreement”). On the Expected Closing Date, pursuant to the terms of the Merger Agreement, ACC will merge with and into Merger Sub, with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, among other things, (i) the Company will acquire the Manager, (ii) the Manager will cease to perform any outside management services for the Company, (iii) the Company and the Manager will terminate the existing Fourth Amended and Restated Management Agreement, dated as of July 31, 2020, as amended, by and among the Company, the Manager and ACC, for no additional consideration, and (iv) the Company will become internally managed (the “Internalization”).

On the Expected Closing Date, each outstanding share of ACC common stock, par value $0.0001 per share, will be converted into the right to receive 2.61882 shares of Company common stock, par value $0.001 per share (the “ACR Common Stock”). As a result, the Company expects to issue 7,478,994 shares of ACR Common Stock as consideration for the Merger on the Expected Closing Date.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger and Internalization, does not purport to be complete and is qualified entirely by reference to the Merger Agreement, a copy of which was previously included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2026, and is incorporated herein by reference.

Assumption of ACC Credit Facility in connection with Merger and Internalization

In connection with the Merger and Internalization, the Company will assume an existing ACC credit facility with borrowing capacity of up to $250 million, of which approximately $185.0 million is expected to be outstanding on the Expected Closing Date (as reflected in the pro forma financial information attached as Exhibit 99.1).

Private Offering of Senior Secured Notes

On the Expected Closing Date, the Company expects to complete a private placement, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), of $200 million of 8.625% Senior Secured Notes due 2031 (the “Notes”), pursuant to a Note Purchase Agreement to be entered into by and between the Company, the Purchasers party thereto and a collateral agent (the “Collateral Agent”). The Company intends to use a portion of the proceeds from the sale of the Notes to repay in full its $150 million of 5.75% Senior Unsecured Notes upon their maturity in August 2026, with the remaining portion used for general corporate purposes. The Company anticipates the Notes will receive an investment grade rating from a nationally recognized ratings agency.

The Company expects that the Notes will mature on July 31, 2031 and will be secured on a first lien basis by the pledge of certain capital stock in its subsidiaries, residual equity interests in securitized financing vehicles and certain other CRE assets (the “Collateral”), and guaranteed by certain subsidiaries of the Company that granted security interests in the Collateral in favor of the Collateral Agent.

The Company expects that the Notes will have the following general terms:

•
The Notes will bear interest at a rate of 8.625% per annum, payable semi-annually on each January 31 and July 31, commencing January 31, 2027.
•
Upon the occurrence of a rating downgrade that results in the Notes no longer having investment grade rating or the Company fails to receive and deliver to holders an annual credit rating from at least one nationally recognized ratings agency, the interest rate on the Notes will be increase by 1.00%.
•
Prior to July 31, 2028, the Notes will be redeemable at 100% of the principal amount plus a “make-whole” premium, plus any accrued and unpaid interest on the principal amount being redeemed, fees, expenses, indemnities and other amounts to, but excluding, the redemption date.
•
On or after July 31, 2028, the Notes will be redeemable at the following prepayment prices (expressed as a percentage of the principal amount of the Notes redeemed), plus any accrued and unpaid interest on the principal amount being redeemed, fees, expenses, indemnities and other amounts to, but excluding, the redemption date), if redeemed during the twelve-month period beginning on July 31 of the year set forth below:

Year	Redemption Price
2028	104.3125%
2029	102.15625%
2030	100.000%
•
The Notes are expected to contain customary affirmative and negative covenants, including limitations on incurrence of debt, sale of and liens on the Collateral, restricted payments and certain other activities.

•
The Notes are expected to include covenants requiring maintenance of certain financial ratios, including (i) minimum liquidity of not less than $20,000,000 as of the last day of any fiscal quarter, (ii) minimum tangible net worth of not less than the sum of (1) $175.0 million and (2) 50% of net equity capital activity as of the last day of any fiscal quarter, (iii) a net debt to equity ratio not to exceed 5.0 to 1.00 as of the last day of any fiscal quarter, (iv) a recourse net debt to equity ratio not to exceed 2.25 to 1.00 as of the last day of any fiscal quarter, (v) an EBITDA to interest expense ratio of (A) not less than 1.25 to 1.00 as of December 31, 2026 and (B) not less than 1.35 to 1.00 calculated for the trailing four fiscal quarters beginning after December 31, 2026 provided, that (w) for the fiscal quarter ending on December 31, 2026, will be calculated for such fiscal quarter, (x) for fiscal quarter ending on March 31, 2027, will be calculated for the period from October 1, 2026 through the end of such fiscal quarter, (y) for the fiscal quarter ending on June 30, 2027, will be calculated for the period from October 1, 2026 through the end of such fiscal quarter, and (z) for any fiscal quarter ending on or after September 30, 2027, will be calculated based on the preceding four fiscal quarters then ended, and (vi) a collateral coverage ratio of at least 200% as of the last day of any fiscal quarter.
•
The Notes will also contain customary events of default, including, among others, failure to pay principal or interest when due, a cross default to the Company’s other material indebtedness, breach of covenants or representations and warranties under the Notes.
•
Upon the occurrence of an event of default, subject to certain qualifications and cure periods, the Notes and any accrued and unpaid interest on the Notes will become due and payable immediately.
•
Upon the occurrence of certain changes in control of the Company, the Company will be required to offer to repurchase all of the Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the date of purchase.
•
In addition, upon the receipt of net proceeds from issuance of debt not permitted under the negative covenants, the Company will be required to repurchase the Notes equal to such net proceeds.

The foregoing summary does not purport to be a complete description of the anticipated terms of the Notes, and is subject to the completion of the offering and issuance of the Notes. The disclosure above regarding the Notes does not constitute an offer to sell or the solicitation of an offer to buy the Notes. The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Cautionary Statement regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “continue,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “pro forma,” “look forward” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results are discussed in the documents filed by the Company from time to time with the SEC, including, without limitation, factors impacting whether the Merger and Internalization will close on the expected timeline, whether the transactions described herein will be able to be completed on the expected terms and expected timeline, whether the Company will be able to maintain its sources of liquidity and whether it will be able to identify sufficient suitable investments to increase our originations. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business to be Acquired.

In connection with the expected closing of the Merger and Internalization, (i) the audited consolidated financial statements of ACC as of and for the years ended December 31, 2025 and 2024, together with the accompanying notes thereto and the report thereon of Ernst and Young LLP, are filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference; and (ii) the unaudited consolidated financial statements of ACC as of and for the three and six months ended June 30, 2026, together with the accompanying notes thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

In connection with the expected closing of the Merger and Internalization, the unaudited pro forma condensed combined consolidated financial information of the Company as of June 30, 2026 and for the six months ended June 30, 2026 and for the year ended December 31, 2025 (the “unaudited pro forma financial information”), is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the Merger and Internalization been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition of the combined entities following the expected closing of the Merger and Internalization.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP
99.1	Audited consolidated financial statements of ACC as of and for the years ended December 31, 2025 and 2024 and the report of Ernst & Young LLP, independent auditors.
99.2	Unaudited consolidated financial statements of ACC as of and for the three and six months ended June 30, 2026.
99.3	Unaudited pro forma condensed combined financial information of the ACRES Commercial Realty Corp. as of June 30, 2026 and for the year ended December 31, 2025 and the six months ended June 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	August 4, 2026	By:	/s/ Jaclyn Jesberger
Jaclyn Jesberger Senior Vice President, Chief Legal Officer and Secretary